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                                                                   EXHIBIT 10.13

       FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Amendment"), effective as of the 31 day of December, 2002, is by and between U.S. Physical Therapy, Inc. ("Company"), a Nevada corporation, and Roy Spradlin ("Employee").

         1. Employee and Company are parties to a Second Amended and Restated Employment Agreement ("Agreement") dated as of February 21, 2001. Employee and Company agree to amend the Agreement as provided herein.

         2. The following language is added to Section 8 to extend the date until which Employee is entitled to receive health insurance benefits from Company and add new provisions concerning the type of health insurance coverage that must be provided to the Employee. The new sentence shall read as follows:
"The health insurance to be provided by the Company pursuant to this Agreement (to the extent it is reasonably available on commercial terms) shall be pursuant to a "preferred provider plan"; it shall be primary coverage for the insured and not secondary to any other health insurance coverage (including Medicare or similar coverage); and such insurance shall be equal to or better than that provided to the senior management of the Company and its successors. After the expiration of the term of this Agreement, at Employee's request and at his cost and expense, the Company shall make available to the Employee to the extent it is reasonably available on commercial terms the above-described health insurance coverage to Employee and his family as required by this Section 8 until the earlier of (i) the date of Employee's 75th birthday, or (ii) the date on which there are no longer any persons surviving who are entitled to such coverage hereunder regardless of the termination of this Agreement for any cause. Notwithstanding any other provision to the contrary, (a) the expense of providing such insurance, which is defined as the expense that the company records on its books for any employee or family member, as the case may be, before any payroll deductions, after the term hereof, shall be paid for by the Employee, who shall be billed for such costs (without markup) and shall pay for same within thirty (30) days of receipt of an invoice therefore, and (b) should the Employee, after the termination of his employment with the Company, be provided health insurance benefits by a new employer, the Company's obligations to provide post-employment health insurance to Employee pursuant to the provisions of this Section 8 shall cease."

         3. This Amendment is effective only for the specific purposes set forth herein, and except as modified by this Amendment, the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

                                                U.S. PHYSICAL THERAPY, INC.


                                                By: /s/ J. Michael Mullin
                                                    ----------------------------
                                                Title: CFO
                                                       -------------------------
                                                Date:  12/31/2002
                                                       -------------------------


                                                EMPLOYEE


                                                /s/ Roy Spradlin
                                                --------------------------------
                                                Roy Spradlin